UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2019

Date of Report (Date of earliest event reported)

ODYSSEY GROUP INERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

333-200785

(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2372 Morse Ave., Irvine, CA 92614	92705
(Address of principal executive offices)	(Zip Code)

702-751-1418

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2019, the Company executed an Agreement (the “License Transfer Agreement”) to acquire all rights and interest to an exclusive License for The USPTO Patent No. US 7,519,416 B2, Issued on April 14, 2009 titled Diagnostic Method Using Standard ECG Signals (the “Patent” between the Company and the License holder (“Electromedica, LLC”) The fully executed License Transfer Agreement has an effective date of January 31, 2019 and was received from Electromedica, LLC and executed by the Company on February 8, 2019.

Pursuant to the License Transfer Agreement, in exchange for all rights and interest of the license to the Patent, the Company shall deliver to Electromedica, LLC fifteen million shares (15,000,000) of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY GROUP INTERNATIONAL, INC.

Date: February 12, 2019	By:	/s/ Joseph Michael Redmond
Name: Josepht Michael Redmond
Title: Chief Executive Officer